EXHIBIT 99.1

TXI Quarterly Dividend Suspended

DALLAS, Oct. 12, 2011 (GLOBE NEWSWIRE) -- In view of continued uncertainty regarding the timing of a recovery in the construction industry, the Board of Directors of Texas Industries, Inc. (NYSE:TXI) today announced the suspension of its quarterly cash dividend, effective immediately.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

The Texas Industries, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6602

CONTACT: T. Lesley Vines, Jr.
         Vice President
         Corporate Controller & Treasurer
         972.647.6722
         Email: lvines@txi.com